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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-60763, 333-80317, 333-87673, 333-93457, 333-33170, 333-41110,
333-49158, 333-49680, 333-51632, 333-53492, 333-58498, 333-58574, 333-67702,
333-71338 and 333-90862, and Form S-3 No. 333-90903) of our reports dated
January 23, 2003 (except for Notes 11 and 14, as to which the date is March 27,
2003) with respect to the consolidated financial statements and financial statement schedule of Broadcom Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                /s/ ERNST & YOUNG LLP


Orange County, California
March 31, 2003